                         SHAREHOLDER VOTING AGREEMENT

     AGREEMENT, dated as of January __, 1999, by and among First Security Bank of Nevada, a Nevada bank ("FSB"), First Security Corporation, a Delaware corporation ("FSC"), and each of the persons executing this Agreement as shareholders of Comstock Bancorp, a bank holding company organized under the laws of the State of Nevada (each such person being referred to as the "SHAREHOLDER" and all such persons being referred to collectively as the "SHAREHOLDERS").

     The Shareholders are directors and/or significant shareholders owning outstanding shares of common stock, $.01 par value (the "SHARES") and/or stock options ("OPTIONS") and/or warrants ("WARRANTS") of Comstock Bancorp ("BANCORP"). Bancorp is the sole shareholder of Comstock Bank, a bank organized under the laws of the State of Nevada ("BANK"). Each Shareholder desires to induce (i) FSB and FSC and each other Shareholder to enter into this Agreement and (ii) FSC and FSB to enter into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT") with Bancorp and Bank which provides for a merger of Bank with and into FSB and of Bancorp with and into FSC (collectively, the "MERGERS"), subject to the conditions set forth in the Merger Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1.  SALE OF SHARES.

          1.1 Except as provided in Section 1.2 hereof, each Shareholder severally agrees that such Shareholder will not sell, transfer or otherwise dispose of, or enter into any contract, option, or other arrangement or understanding with respect to the sale, transfer or other disposition of, or grant a proxy to vote, any Shares now owned or hereafter acquired by such Shareholder, other than to or in favor of FSC or an affiliate of FSC, or pursuant to or in favor of the Merger Agreement.

          1.2 Notwithstanding anything in Section 1.1 to the contrary, each Shareholder may: (i) donate Shares to any bona fide tax-exempt charitable organization; provided that such charitable organization shall first agree in writing to be bound by all of the terms and subject to all of the conditions of this Agreement, (ii) transfer Shares by gift to a member of such Shareholder's family; provided that such family member shall first agree in writing to be bound by all of the terms and subject to all of the conditions of this Agreement.

     2.  VOTING.

     Each Shareholder severally agrees to vote all of the Shares over which such Shareholder has the power to vote in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby. The parties hereby acknowledge and agree that nothing contained herein is intended to restrict a Shareholder from voting on any matter, or otherwise from acting, in the Shareholder's capacity as a director of Bancorp with respect to any matter, including but not limited to, the management or operation of Bancorp.

     3.  NO SOLICITATION.

     Each Shareholder will not solicit, initiate or encourage any "Acquisition Proposal" (as defined below) or furnish any information to, or cooperate with, any person, corporation, firm, or other entity with respect to an Acquisition Proposal. As used herein, "ACQUISITION PROPOSAL" means a proposal for a merger or other business combination involving Bancorp and/or Bank or for the acquisition of a substantial equity interest in, or a substantial portion of the assets of, Bancorp and/or Bank, other than as provided under the Merger Agreement.

     4.  LIMITATION OF OBLIGATIONS; TERMINATION.

     Notwithstanding any term or condition of this Agreement, Shareholder shall not be required to take any action which would, in the reasonable opinion of Shareholder's legal counsel, violate the duties imposed by law on Shareholder. The obligations of the parties under this Agreement shall terminate upon the earliest of (i) the termination of the Merger Agreement, or (ii) the consummation of the Mergers. Upon any such termination, the obligations of each party to this Agreement shall be extinguished.

     5.  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.

     Each Shareholder severally represents and warrants, subject to the provisions of Section 1.2 and Section 4 hereof, that such Shareholder has the full right and authority to enter into this Agreement and that this Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms.

     6.  SURVIVAL.

     All rights and authority granted herein by each Shareholder shall survive the death or incapacity of such Shareholder. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. FSC may, without the consent of any (but with notice to each) of the Shareholders, assign its rights hereunder only to any directly or indirectly wholly owned subsidiary of FSC.

     7. NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery, confirmed telex or facsimile transmission, or upon the third business day after deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed as follows:

TO FSC AND FSB:

                First Security Corporation
                79 South Main Street
                Salt Lake City, Utah 84111
                Attention: Brad D. Hardy, Esq.
                Executive Vice President and General Counsel
                Fax: (801) 359-6928

                First Security Bank of Nevada
                530 Las Vegas Blvd., S.
                Las Vegas, Nevada 89101
                Attention: David J. Smith
                President and Chief Executive Officer
                Fax: (702) 386-8705

                WITH A COPY TO:

                Sylvia I. Iannucci, Esq.
                Ray, Quinney & Nebeker
                P.O. Box 45835
                Salt Lake City, Utah 84145-0385
                Fax: (801) 532-7543

TO ANY SHAREHOLDER:

At the addresses set forth at the end of this Agreement.

                WITH A COPY TO:

                Comstock Bancorp
                6275 Neil Road
                Reno, Nevada 89511-1138
                Attention: Robert N. Barone
                Chairman and Chief Executive Officer
                Fax: (775) 828-0377

                AND A COPY TO:

                Francis X. Grady, Esq.
                Grady & Associates
                20800 Center Ridge Road, Suite 116
                Rocky River, Ohio 44116-4306
                Fax: (440) 356-7254

     8.  SEVERAL OBLIGATIONS.

     All of the obligations of the Shareholders under this Agreement shall be several and not joint and execution of this Agreement by each Shareholder shall not be deemed to be evidence for any purpose that they are acting as a group or in concert.

     9.  EXECUTION AND COUNTERPARTS.

     This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single agreement. This Agreement shall be deemed fully executed and binding when all of the parties hereto have executed this Agreement, at which time this Agreement shall have the same force and effect as if all signatures appeared on one and the same original.

     10.  INCORPORATION OF RECITALS.

     All of the above recitals are and shall be considered and deemed to be incorporated in and made an integral part of this Agreement.

     11.  REGISTRATION STATEMENT.

     Each of the Shareholders acknowledges that a Registration Statement on Form S-4 is in preparation and will be filed by FSC with the Securities and Exchange Commission. The Registration Statement will include a prospectus of FSC and a proxy statement of Bancorp, which proxy statement will be used to solicit proxies of shareholders of Bancorp for use at the Bancorp Meeting.
Each of the Shareholders acknowledges and agrees that (a) he is an accredited investor, within the meaning of Securities and Exchange Commission Rule 501(a), or that he has had and continues to have, either alone or together with his representatives, (i) access to all of the information the Registration Statement and prospectus and proxy statement therein will provide and
(ii) sufficient opportunity to make inquiries of FSC and Bancorp concerning such information, (b) on his own or together with his representatives, he is able to evaluate and has evaluated the merits and risks of approval of the Merger Agreement and the Mergers contemplated thereby and investment in FSC common stock and (c) each of FSC and Bancorp has relied and may rely upon these representations in connection with its execution of this Agreement.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, FSC, FSB and each Shareholder have caused this Agreement to be executed as of the date first above written.


                                       FIRST SECURITY CORPORATION

                                       By
                                         ---------------------------------
                                         Morgan J. Evans, President and
                                         Chief Operating Officer


                                       FIRST SECURITY BANK OF NEVADA

                                       By
                                         ---------------------------------
                                         David J. Smith, President

                               THE SHAREHOLDERS


                                       Edward E. Allison
                                       c/o Comstock Bank
                                       P.O. Box 7610
                                       Reno, Nevada 89510-7610


                                       Robert N. Barone
                                       c/o Comstock Bank
                                       P.O. Box 7610
                                       Reno, Nevada 89510-7610


                                       Stephen C. Benna
                                       c/o Comstock Bank
                                       P.O. Box 7610
                                       Reno, Nevada 89510-7610


                                       John A. Coombs
                                       c/o Comstock Bank
                                       P.O. Box 7610
                                       Reno, Nevada 89510-7610


                                       Michael W. Dyer
                                       c/o Comstock Bank
                                       P.O. Box 7610
                                       Reno, Nevada 89510-7610


                      [Signatures Continue on Next Page]

                                       Mervyn J. Matorian
                                       c/o Comstock Bank
                                       P.O. Box 7610
                                       Reno, Nevada 89510-7610


                                       Samual P. McMullen
                                       c/o Comstock Bank
                                       P.O. Box 7610
                                       Reno, Nevada 89510-7610


                                       Larry A. Platz
                                       c/o Comstock Bank
                                       P.O. Box 7610
                                       Reno, Nevada 89510-7610


                                       Ronald E. Zideck
                                       c/o Comstock Bank
                                       P.O. Box 7610
                                       Reno, Nevada 89510-7610